EXHIBIT 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the 2008 Molex Stock Incentive Plan of Molex Incorporated of our reports dated August 4, 2008, with respect to the consolidated financial statements and schedule of Molex Incorporated included in its Annual Report (Form 10-K) for the year ended June 30, 2008, and, the effectiveness of internal control over financial reporting of Molex Incorporated filed with the Securities and Exchange Commission.
/s/ERNST & YOUNG LLP
Chicago, Illinois
November 21, 2008

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